UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2021

MARIMED INC.
(Exact name of registrant as specified in its charter)

Delaware	0-54433	27-4672745
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10 Oceana Way, Norwood, Massachusetts	02062
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 795-5140

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Not Applicable.	Not Applicable.	Not Applicable.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 1, 2021, MariMed Inc. (the “Company”) entered into a Securities Purchase Agreement (the “SPA”), with Hadron Healthcare Master Fund, a Cayman Islands exempted company (“Hadron”), with respect to a $46 million financing facility. On March 2, 2021, an initial funding occurred under the SPA pursuant to which Hadron purchased $23 million of Units for $3.70 per Unit. Each Unit consists of one share of newly authorized Series C Convertible Preferred Stock of the Company (the “Series C Preferred Stock”) and a common stock purchase warrant (the “Warrant”). Each share of Series C Preferred Stock is convertible, at Hadron’s option, into five shares of common stock and each Warrant is exercisable, at an exercise price of $1.087 per share, for one-half of a share of common stock for each conversion share (2 ½ Warrant shares per Unit). The balance of the committed funds (up to $23 million) will be issued on the same terms and will be available for the Company to complete the consolidation of other state cannabis business units into the Company.

The foregoing description of the SPA, the Series C Preferred Stock, the Warrant and related transactions does not purport to be complete and is qualified in its entirety by reference to the full text of the SPA, the Series C Convertible Preferred Stock Certificate of Designation and the Warrant, filed as Exhibits 10.13, 3.1.4 and 4.7, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 1, 2021, in connection with the SPA, the Company filed a Certificate of Designation to designate the rights and preferences of the Series C Preferred Stock with the Secretary of State of Delaware. A copy of the Certificate of Designation is attached hereto as Exhibit 3.1.4.

Item 8.01.	Other Events.

On March 2, 2021, MariMed Inc. issued a press release, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference, announcing the transaction with Hadron.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
3.1.4	Series C Convertible Preferred Stock Certificate of Designation as filed with the Secretary of State of Delaware on March 1, 2021.

4.7	Common Stock Purchase Warrant, dated March 2, 2021, issued by MariMed Inc. to Hadron Healthcare Master Fund.

10.13	Securities Purchase Agreement, dated March 1, 2021, between MariMed Inc. and Hadron Healthcare Master Fund.

99.1	Press release, dated March 2, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARIMED INC.

Dated: March 2, 2021
	By:	/s/ Jon R. Levine
Jon R. Levine, Chief Financial Officer